SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 5, 2002





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


               New York                1-3247                 16-0393470
-------------------------------------------------------------------------------
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of Incorporation)             File Number)           Identification No.)



              One Riverfront Plaza, Corning, New York               14831
-------------------------------------------------------------------------------
               (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code            (607) 974-9000
                                                    ---------------------------

                                      N/A
-------------------------------------------------------------------------------
           (Former name or former address, if changed since last report.)



                                Page 1 of 4 Pages
                            Exhibit Index on Page 4

Item 5. Other Events and Regulation FD Disclosure.

On December 5, 2002, Corning Incorporated announced that its fourth quarter 2002 results will include additional pretax non-cash charges in the range of $800 to $825 million, including approximately $400 million to impair goodwill in the company's telecommunications segment and $400 to $425 million of impairment charges related to the tangible and intangible assets in the company's conventional television glass and photonic technologies businesses. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated December 5, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 5, 2002


                                             CORNING INCORPORATED


                                             By:      /s/ Katherine A. Asbeck
                                             -------------------------------
                                             Katherine A. Asbeck
                                             Senior Vice President & Controller

                                INDEX TO EXHIBITS

(c) Exhibits

99.1 Press Release dated December 5, 2002

FOR RELEASE - DECEMBER 5, 2002

Corning Contacts:
Media Relations                          Investor Relations
Daniel F. Collins                        Kenneth C. Sofio
(607) 974-4197                           (607) 974-7705
collinsdf@corning.com                    sofiokc@corning.com

             Corning to Take Fourth Quarter Goodwill and Impairment
                         Charges of $800 to $825 Million

CORNING, N.Y. - Corning Incorporated (NYSE:GLW) today announced that its fourth quarter results will include additional pretax non-cash charges in the range of $800 to $825 million. The charges will include approximately $400 million to impair goodwill in the company's telecommunications segment and $400 to $425 million of impairment charges related to the tangible and intangible assets in Corning's conventional television glass and photonic technologies businesses.

The company determined its goodwill charge after completing its annual assessment of goodwill as required under Statement of Financial Accounting Standards No. 142, (SFAS142) of the Financial Accounting Standards Board. At the end of the third quarter, Corning had $2.1 billion in goodwill, with approximately $1.9 billion related to the telecommunications segment.

"The goodwill charge is consistent with what we told investors they might expect during our third-quarter conference call," James B. Flaws, vice chairman and chief financial officer said. "The accounting for SFAS142 is complex, but at its core is Corning's long-term view of the telecommunications marketplace and the resulting estimated cash flow and fair market values of its telecommunications segment. Our outlook does not anticipate any significant growth in the telecommunications segment until late 2004. However, we expect longer term improvement as bandwidth demand continues to grow absorbing existing network capacity. This recovery could be enhanced by public policy changes, consolidation of the industry and the introduction of new broadband applications."

                                     (more)

Corning to Take Fourth Quarter Goodwill and Impairment Charges of $800 to $825 Million
Page Two

Corning said its other pretax impairment charges of $400 to $425 million are related to the decline in expected future cash flows from its conventional television glass and photonic technologies businesses. The charge related to the conventional television glass business of approximately $150 million reflects the impact of the decline in the conventional television tube industry in North America. The charge related to photonic technologies of $250 to $275 million reflects the very significant decline and the prolonged expected downturn in the optical components marketplace.

Overview of 2002 charges
Corning has recorded restructuring and impairment pretax charges totaling $619 million through September 30, 2002. In October, Corning announced that it would record a pretax restructuring and impairment charge in the range of $550 to $650 million in the fourth quarter. Today's announcement will bring the company's total 2002 pretax restructuring and impairment charges to approximately $2 billion.

The company also expects to record an after-tax gain of approximately $400 million from the previously announced sale of its precision lens business to 3M for $850 million. The transaction is scheduled to be completed by the end of the year.

Flaws said, "This has been a very difficult year for Corning, our employees, our communities and our shareholders. The long and deep depression in telecommunications industry capital spending has challenged us. Yet we continue to make progress against our goals. Our restructuring should help us achieve profitability in 2003 and we are prepared to do more if necessary.

"Our financial health remains strong with significant cash and short-term investment balances, the expected proceeds from the sale of the precision lens business and continued access to our committed revolving credit line."

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies that offer growth opportunities in markets that fuel the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance display glass and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets.

                                     (more)

Corning to Take Fourth Quarter Goodwill and Impairment Charges of $800 to $825 Million
Page Three

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

                                       ###